                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the registrant [X]

     Filed by a party other than the registrant [ ]

     Check the appropriate box:

     [ ] Preliminary proxy statement        [ ] Confidential, for use of the
                                                Commission only (as permitted by
                                                Rule 14a-6(e)(2)

     [X] Definitive proxy statement

     [ ] Definitive additional materials

     [ ] Soliciting material under Rule 14a-12
                             NET PERCEPTIONS, INC.
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                (Name of Registrant as Specified in Its Charter)
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    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of filing fee (check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
0-11.

     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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     [ ] Fee paid previously with preliminary materials.

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     [ ] Check box if any part of the fee is offset as provided by Exchange Act
Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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

                             [NET PERCEPTIONS LOGO]

                             NET PERCEPTIONS, INC.
                            7700 FRANCE AVENUE SOUTH
                             EDINA, MINNESOTA 55435

                                 April 6, 2001

Dear Stockholder:

     On Wednesday, May 16, 2001, Net Perceptions, Inc. will hold its annual meeting of stockholders. On behalf of the Board of Directors, I am pleased to invite you to join us so that we can report to you on the activities of Net Perceptions during 2000 and discuss the outlook for 2001. The meeting will be held at the Wyndham Minneapolis Airport Hotel, 4460 West 78th Street Circle, Bloomington, Minnesota 55435, and is scheduled to begin at 10:00 a.m.

     At the annual meeting, you will be asked to vote on the following proposals: (1) election of the directors nominated by your Board of Directors, and (2) ratification of the Board of Directors' appointment of PricewaterhouseCoopers LLP as our independent accountants for 2001. These proposals are described in the attached proxy statement, which you should read carefully. Your Board of Directors recommends that you vote in favor of each proposal.

     Whether or not you plan to attend the annual meeting, it is important that your shares be represented. Regardless of the number of shares you own, please complete, sign, date and return the enclosed proxy card promptly.

     We appreciate your continued support.

                                          Sincerely,

                                          /s/ Steven J. Snyder
                                          Steven J. Snyder
                                          President and Chief Executive Officer

                             NET PERCEPTIONS, INC.

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders of Net Perceptions, Inc.:

     The 2001 annual meeting of the stockholders of Net Perceptions, Inc. (the "Company") will be held at the Wyndham Minneapolis Airport Hotel, 4460 West 78th Street Circle, Bloomington, Minnesota 55435 on Wednesday, May 16, 2001, at 10:00 a.m., for the following purposes:

     1. To elect five directors of the Company for a one year term expiring at the 2002 annual meeting;

     2. To ratify the appointment by the Board of Directors of PricewaterhouseCoopers LLP, certified public accountants, as independent accountants for the Company for fiscal year 2001; and

     3. To transact such other business as may properly come before the meeting or any adjournment thereof.

     Stockholders of record at the close of business on Monday, March 19, 2001 will be entitled to vote at the annual meeting, whether in person or by proxy.

                                          By Order of the Board of Directors

                                          /s/ Thomas M. Donnelly
                                          Thomas M. Donnelly
                                          Secretary

7700 France Avenue South
Edina, Minnesota 55435
April 6, 2001
                           -------------------------

     TO ENSURE THAT YOUR SHARES ARE REPRESENTED AT THE ANNUAL MEETING, WE URGE YOU TO COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE ENVELOPE PROVIDED. THIS WILL ASSURE YOUR REPRESENTATION AND A QUORUM FOR THE TRANSACTION OF BUSINESS AT THE ANNUAL MEETING. IF YOU DO ATTEND THE ANNUAL MEETING, YOU MAY VOTE IN PERSON IF YOU DESIRE TO DO SO, EVEN IF YOU HAVE RETURNED A PROXY CARD.
                           -------------------------

                             NET PERCEPTIONS, INC.
                                PROXY STATEMENT
                         ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 16, 2001

GENERAL

     We are furnishing this proxy statement to stockholders of record of Net Perceptions, Inc. ("Net Perceptions" or the "Company") in connection with the solicitation of proxies for use at the annual meeting of stockholders of the Company to be held on Wednesday, May 16, 2001, at 10:00 a.m. at the Wyndham Minneapolis Airport Hotel, 4460 West 78th Street Circle, Bloomington, Minnesota 55435 and at any adjournments thereof, for the purposes set forth in the foregoing Notice of Annual Meeting of Stockholders. The Notice of Annual Meeting of Stockholders, this proxy statement and the enclosed form of proxy are first being mailed to stockholders on or about April 9, 2001.

VOTING SECURITIES, QUORUM AND VOTE REQUIRED

     Only holders of record of common stock, par value $.0001 per share, of the Company ("Common Stock") as of the close of business on March 19, 2001 (the "Record Date"), are entitled to receive notice of and to vote at the annual meeting. On the Record Date, there were 26,936,184 shares of Common Stock outstanding, constituting all of the outstanding voting securities of the Company. Stockholders are entitled to one vote for each share of Common Stock they held as of the Record Date.

     A quorum of stockholders is necessary to hold a valid annual meeting. A quorum will exist at the annual meeting if the holders of record as of the Record Date of a majority of the number of shares of Common Stock outstanding as of the Record Date are present in person or represented by proxy at the annual meeting. Shares held as of the Record Date by holders who are present in person or represented by proxy at the annual meeting, but who have abstained from voting or not voted with respect to some or all of such shares on any proposal to be voted on at the annual meeting, will be counted as present for purposes of establishing a quorum.

     To be elected as a director at the annual meeting (Proposal No. 1), each candidate for election must receive a plurality of the votes cast by the stockholders present in person or represented by proxy at the annual meeting. The affirmative vote of the holders of a majority of the shares of Common Stock present in person or represented by proxy at the annual meeting is required to ratify the Board of Directors' appointment of PricewaterhouseCoopers LLP as the Company's independent accountants for fiscal year 2001 (Proposal No. 2).

     Shares represented by proxies which are marked "WITHHELD" with regard to the election of directors (Proposal No. 1) will be excluded entirely from the vote and will have no effect. Shares represented by proxies which are marked "ABSTAIN" with regard to the ratification of the appointment of PricewaterhouseCoopers LLP as the Company's independent accountants for fiscal year 2001 (Proposal No. 2) will be considered present in person or represented by proxy at the annual meeting and will have the effect of a negative vote because approval of that proposal requires the affirmative vote of the holders of a majority of the shares of Common Stock present in person or represented by proxy at the annual meeting.

     A broker "non-vote" occurs with respect to shares as to a proposal when a broker who holds shares of record in his name is not permitted to vote on that proposal without instruction from the beneficial owner of the shares and no instruction is given. Brokers holding your shares in their name will be permitted to vote such shares with respect to both of the proposals to be voted on at the annual meeting without instruction from you, and, accordingly, broker non-votes will not occur with respect to either of such proposals.

PROXIES

Voting Your Proxy

     You may vote in person at the annual meeting or by proxy. We recommend you vote by proxy even if you plan to attend the meeting. You can always change your vote at the meeting.

     If you sign and return your proxy card to us in time for it to be voted at the annual meeting, one of the individuals named as your proxy, each of whom is an officer of the Company, will vote your shares as you have directed on the proxy card. If you sign and timely return your proxy card but do not indicate how your shares are to be voted with respect to one or both of the proposals to be voted on at the annual meeting, your shares will be voted FOR such proposal(s).

     The Board of Directors knows of no matters, other than Proposals Nos. 1 and 2 as set forth in the accompanying Notice of Annual Meeting of Stockholders, to be presented at the annual meeting. If any other matter is properly presented at the annual meeting upon which a vote may properly be taken, shares represented by duly executed and timely returned proxy cards will be voted on any such matter in accordance with the judgment of the named proxies.

How to Vote by Proxy

     You may vote by proxy by completing, signing, dating and returning your proxy card in the enclosed envelope. If you hold your shares through a broker or other custodian, you should check the voting form used by that firm to see if it offers telephone or Internet voting.

Revoking Your Proxy

     You may revoke your proxy before it is voted by:

     - sending in a new proxy with a later date;

     - notifying the Secretary of the Company in writing before the annual meeting that you have revoked your proxy; or

     - voting in person at the annual meeting.

Voting in Person

     If you plan to attend the annual meeting and wish to vote in person, we will give you a ballot at the meeting. However, if your shares are held in the name of your broker, bank or other nominee, you must bring a proxy from your nominee authorizing you to vote your "street name" shares held as of the Record Date.

PROXY SOLICITATION

     This solicitation is made on behalf of our Board of Directors and we will bear the costs of the solicitation. Proxies may be solicited by telephone, telegraph, fax or personal interview by the directors, officers and employees of the Company and its affiliates, who will not receive additional compensation for the solicitation. We will also reimburse banks, brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to stockholders.

                                 PROPOSAL NO. 1

                             ELECTION OF DIRECTORS

GENERAL

     Pursuant to our Amended and Restated Bylaws (the "Bylaws"), all of our directors are elected at each annual meeting of stockholders. The Bylaws provide that the number of directors shall be fixed from time to time by a majority of the Board of Directors. Currently, the number of directors has been fixed at five directors, and there are no vacancies on the Board of Directors. Each director will hold office until the next annual meeting of stockholders and until the director's successor is duly elected and qualified, or until the director's earlier resignation or removal.

     In February, 2001, the Company announced that it had begun the process of recruiting a new Chief Executive Officer and President. Upon selection of a successor, Dr. Snyder will continue to serve and support the Company's strategic growth and development as Chairman of the Board of Directors. On April 2, 2001, Douglas J. Burgum resigned as a director, and the Board of Directors, in accordance with our Bylaws, elected John F. Kennedy to fill the vacancy created by Mr. Burgum's resignation and has nominated Mr. Kennedy for election as a director at the annual meeting.

     Stockholders may withhold authority from the persons named in the enclosed proxy card to vote for the entire slate of directors as nominated or, by writing the name of an individual nominee in the space provided on the proxy card, may withhold the authority to vote for any individual nominee. Instructions on the accompanying proxy card to withhold authority to vote for one or more of the nominees will result in such nominees receiving fewer votes. If any nominee is unable to serve or for good cause will not serve as a director, such shares will be voted for the election of such substitute nominee as the Board of Directors may designate. Each person nominated for election has agreed to serve if elected, and the Board of Directors has no reason to believe that any nominee will be unavailable to serve.

     The names of the nominees for directors nominated by your Board of Directors and presented for consideration by the stockholders, all of whom are incumbent directors, their ages, the year in which they became directors of the Company, and certain other information about them are set forth below. None of the corporations or other organizations referred to below with which a nominee for director has been employed or otherwise associated is a parent, subsidiary or other affiliate of the Company.

NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS

Steven J. Snyder..................    Steven J. Snyder co-founded Net Perceptions in July 1996 and
Age 46                                since that time has served as our President and Chief
                                      Executive Officer and a director. In February, 2001, the
                                      Company announced that it had begun the process of
                                      recruiting a new Chief Executive Officer and President. Upon selection of a successor, Dr. Snyder will serve and support the Company's strategic growth and development as Chairman of the Board of Directors. From January 1996 to July 1996,
                                      Dr. Snyder served as an independent consultant. From July
                                      1993 to December 1995, Dr. Snyder served as Vice President of Software Development at Personnel Decisions
                                      International, Inc., a human resources consulting firm. Dr.
                                      Snyder pursued his doctorate in psychology from 1988 to
                                      1994. From 1983 to 1988, Dr. Snyder was employed by
                                      Microsoft Corporation, where he held several posts including
                                      IBM Account Manager and General Manager of the Language
                                      Business Unit. Dr. Snyder holds a B.S. in mathematics from
                                      Drexel University, a M.B.A. from Harvard University, and a
                                      M.A. and Ph.D. in psychology from the University of
                                      Minnesota.

John F. Kennedy..................  John F. Kennedy became a director of Net Perceptions on April 2, 2001. Mr.
Age 52                             Kennedy has served as Chief Financial Officer of RSA Security Inc., a leading provider of e-security solutions, since August 1999. From August 1998 to
                                   August 1999, he served as the Chief Financial Officer and Vice President,
                                   Finance, of Decalog, a provider of enterprise investment management software.
                                   Previously, he served as Chief Financial Officer and Vice President, Finance
                                   of Natural MicroSystems Corporation, a provider of telecommunications equipment and software, from 1993 to 1998, serving also as Treasurer from 1995 to 1998. From 1991 to 1993, he served as Chief Financial Officer of Ultimap
                                   Corporation, a developer of geographic information software. Mr. Kennedy holds a B.S. in Mathematics from the University of Massachusetts/Lowell and a MSBA in Accounting from the University of Massachusetts/Amherst. Mr. Kennedy also serves as a director of Harvard Bioscience Inc.

William Lansing..................  William Lansing became a director of Net Perceptions in May 1999. In March
Age 42                             2000, Mr. Lansing became Chief Executive Officer of NBC Internet, Inc. Prior to that time and since May 1999, Mr. Lansing was Chairman of Fingerhut
                                   Companies, Inc., a database marketing company. From May 1998 to May 1999, Mr.
                                   Lansing was President of Fingerhut Companies, Inc. From November 1996 to May
                                   1998, Mr. Lansing served as Vice President for Business Development of General
                                   Electric Corp. From January 1996 to October 1996, he served as Chief Operating
                                   Officer of Prodigy, an Internet service provider. Mr. Lansing also serves as a director of Digital River, Inc., Select Comfort Corp., FreeShop.com, Inc. and
                                   BigStar Entertainment, Inc. Mr. Lansing holds a B.A. in English from Wesleyan
                                   University and a J.D. from Georgetown University.

John T. Riedl....................  John T. Riedl co-founded Net Perceptions in July 1996 and since that time has
Age 39                             served as a director. In November 1998, Dr. Riedl became our Chief Scientist.
                                   Since September 1998, Dr. Riedl has worked with us on a part-time basis. From
                                   July 1996 until November 1998, Dr. Riedl served as our Chief Technical
                                   Officer. Dr. Riedl has been a professor in the computer science department at the University of Minnesota since March 1990. Dr. Riedl holds a B.S. in mathematics from the University of Notre Dame and an M.S. and a Ph.D. in computer science from Purdue University.

Ann L. Winblad...................  Ann L. Winblad became a director of Net Perceptions in August 1996. Ms.
Age 50                             Winblad has been a General Partner of Hummer Winblad Venture Partners, a venture capital investment firm, since 1989. Ms. Winblad is also a director of
                                   The Knot, Inc. and Liquid Audio, Inc. Ms. Winblad holds a B.A. in mathematics and business administration from the College of Saint Catherine and an M.S. in education with an economics focus from the University of St. Thomas.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF THE ABOVE-NAMED NOMINEES AS DIRECTORS OF THE COMPANY.

                    EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS

     In addition to the directors set forth above who are executive officers of the Company, set forth below is certain information concerning non-director employees who also serve as executive officers of the Company. Our executive officers serve at the discretion of the Board of Directors. There are no family relationships between any of our directors and executive officers. None of the corporations or other organizations referred to below with which an executive officer has been employed or otherwise associated is a parent, subsidiary or other affiliate of the Company.

     Paul Bieganski, age 37, joined Net Perceptions in August 1997 as our Director of Algorithm Development and, in November 1998, became our Chief Technical Officer. From September 1995 to August 1997, Dr. Bieganski was the Vice President of Research and Development at Signum Systems, a manufacturer of embedded systems software and hardware.

     Thomas M. Donnelly, age 37, joined Net Perceptions in March 1997 as our Corporate Controller and, in March 1998, became our Chief Financial Officer. In February 1999, Mr. Donnelly was appointed Secretary. In July 1999, Mr. Donnelly also became Senior Vice President of Finance and Administration. From March 1995 to March 1997, Mr. Donnelly served as a financial and management consultant in the capacity of chief financial officer or corporate controller for various public and private companies and partnerships, including for Net Perceptions from September 1996 to March 1997. Prior to 1995, Mr. Donnelly served as an analyst for Marshall Financial Group and Chief Financial Officer of Medical Documentation Systems, Inc.

     Stephen Jacob, age 45, joined the Company as Vice President of Sales for Europe, the Middle East and Africa in April of 1999. In August of 2000, he was named to his current position of Senior Vice President of Field Operations. Prior to joining the Company, Mr. Jacob served as Vice President of European Operations at Landmark Graphics, Scopus Technology and Cascade Systems, Inc. from 1994 to 1999. Prior to 1994, he worked in sales and marketing for Rank Xerox, Northern Telecom and Ingres Corp.

     Steven VanTassel, age 38, joined Net Perceptions in September 1998 as Director of Business Development. In April 1999, he was named Vice President of Product Management. In March 2000, he was named General Manager of Net Perceptions' Commerce Solutions Business Unit. He was named to his current position, Senior Vice President of Products, in March 2001. Prior to joining Net Perceptions, Mr. VanTassel spent 14 years at IBM Corporation in various marketing positions, most recently as Retail Industry Executive.

              BOARD ACTIONS; COMMITTEES OF THE BOARD OF DIRECTORS

     During 2000, the Board of Directors of the Company held seven regular meetings, eleven special meetings and acted by unanimous written consent on one occasion.

     The Board of Directors has designated two principal standing committees, the audit committee and the compensation committee. The Company does not have a standing nominating committee. The composition and function of the audit and compensation committees, and the number of meetings held in 2000, are described below.

     During 2000, the audit committee consisted of Messrs. Burgum and Lansing and Ms. Winblad, and met four times during 2000. On April 2, 2001, Mr. Burgum resigned from the Board of Directors and was replaced on the audit committee by Mr. Kennedy. The audit committee makes recommendations to the Board of Directors regarding the selection of accountants, reviews the results and scope of audit and other services provided by the Company's independent accountants and reviews and evaluates the Company's audit and control functions. The responsibilities and authority of the audit committee are described in detail in the Audit Committee Charter attached hereto as Appendix A which has been adopted by the Board of Directors. The report of the audit committee in respect of fiscal year 2000 is included elsewhere in this proxy statement.

     During 2000, the compensation committee consisted of Messrs. Burgum and Lansing and Ms. Winblad, and met thirteen times during 2000. On April 2, 2001, Mr. Burgum resigned from the Board of Directors and was replaced on the compensation committee by Mr. Kennedy. The compensation committee makes recommendations regarding the Company's stock plans and makes decisions concerning salaries and incentive compensation for officers and compensation policies for employees. The report of the compensation committee in respect of fiscal year 2000 is included elsewhere in this proxy statement.

                             DIRECTOR COMPENSATION

     We do not currently provide our directors with cash compensation for their services as members of the Board of Directors, although members are reimbursed for some expenses in connection with attendance at Board and committee meetings. Directors who are also our employees are eligible to participate in our 1999 Equity Incentive Plan. Non-employee directors receive automatic annual option grants with respect to 15,000 shares of Common Stock, and from time to time may also receive discretionary option grants, under our 1999 Non-Employee Director Option Plan.

          STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth information regarding the beneficial ownership of our Common Stock as of April 2, 2001, except as otherwise noted, by:

     - each person who is known by us to beneficially own more than five percent of the outstanding shares of Common Stock;

     - each of our directors and each named executive officer (as defined herein); and

     - all of our current directors and executive officers as a group.

     This information is based upon information received from or on behalf of the individuals or entities named below, except as otherwise noted.

     We have determined beneficial ownership in accordance with the rules of the Securities and Exchange Commission. Unless otherwise noted below, the address of each beneficial owner listed in the table is c/o Net Perceptions, Inc., 7700 France Avenue South, Edina, Minnesota 55435. Except as indicated in the footnotes below, we believe, based on information furnished or otherwise available to us, that each person or entity named in the table has sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to applicable community property laws. The percentage of beneficial ownership set forth below is based upon 26,941,309 shares of Common Stock outstanding as of the close of business on April 2, 2001. In computing the number of shares of Common Stock beneficially owned by a person and the percentage ownership of that person, shares of Common Stock that are subject to options held by that person that are currently exercisable or exercisable within 60 days of April 2, 2001, were deemed outstanding. These shares were not, however, deemed outstanding for the purpose of computing the percentage ownership of any other person.

                                                                            NUMBER OF SHARES
                                                               NUMBER OF       SUBJECT TO
           NAME AND ADDRESS OF BENEFICIAL OWNER                 SHARES         OPTIONS(1)       PERCENT
           ------------------------------------                ---------    ----------------    -------
London Pacific Life & Annuity Company(2)...................    2,294,828             --           8.5%
  3109 Poplarwood Court, Suite 108
  Raleigh, North Carolina 27604
Wells Fargo Bank Minnesota, N.A.(3)........................    2,214,381             --           8.2
  Wells Fargo Center
  Sixth and Marquette
  Minneapolis, MN 55479
Ronald Juvonen(4)..........................................    2,811,700             --          10.4
  c/o Downtown Associates, L.L.C
  312 West State Street
  Suite B
  Kennett Square, PA 19348
Bradley N. Miller(5).......................................    1,232,098          4,583           4.6
  13815 58th Avenue North
  Plymouth, MN 55446

                                                                            NUMBER OF SHARES
                                                               NUMBER OF       SUBJECT TO
           NAME AND ADDRESS OF BENEFICIAL OWNER                 SHARES         OPTIONS(1)       PERCENT
           ------------------------------------                ---------    ----------------    -------
Steven J. Snyder...........................................    1,712,650             --           6.4
John T. Riedl(6)...........................................      900,704             --           3.3
Stephen Jacob..............................................       11,312        152,499             *
Steven VanTassel...........................................       17,707         43,767             *
Thomas M. Donnelly.........................................       91,583         94,579             *
Paul Bieganski.............................................       18,700        119,798             *
Ann L. Winblad(7)..........................................      309,913         12,083           1.2
John F. Kennedy............................................           --          2,083             *
William Lansing............................................       32,000         32,083             *
George E. Moser(8).........................................      165,666         17,915             *
P. Stephen Larsen(9).......................................      381,509          3,124           1.4
All directors and executive officers as a group (nine
  persons) (10)............................................    3,094,569        456,892          13.0

-------------------------
  * Indicates less than 1% of the total number of outstanding shares of Common Stock.

 (1) Reflects the number of shares issuable upon the exercise of options exercisable within 60 days of April 2, 2001.

 (2) Information is based on a Schedule 13G filed on February 5, 2001 with the Securities and Exchange Commission by London Pacific Group Limited, reporting on behalf of its subsidiaries, London Pacific Life & Annuity Company ("LPLAC") and Berkeley International Capital Limited ("BICL"), beneficial ownership as of December 31, 2000, which reflects that as of such date, LPLAC had sole voting and dispositive power as to 1,954,398 shares and shared voting and dispositive power as to 2,294,828 shares, and BICL had sole voting and dispositive power as to 340,430 shares and shared voting and dispositive power as to 2,294,828 shares.

 (3) Information is based on a Schedule 13G/A filed on February 13, 2001 with the Securities and Exchange Commission by Wells Fargo & Company, reporting on behalf of its subsidiary, Wells Fargo Bank Minnesota, N.A., beneficial ownership as of December 31, 2000, which reflects that as of such date each such reporting entity had sole voting power as to all of the shares reported as beneficially owned, sole dispositive power as to 983,597 shares and shared dispositive power as to 1,230,784 shares.

 (4) Information is based on a Schedule 13G/A filed on March 26, 2001 with the Securities and Exchange Commission by Ronald Juvonen reporting beneficial ownership as of March 21, 2001, which reflects that as of such date Ronald Juvonen, the managing member of Downtown Associates L.L.C., had sole voting and dispositive power as to all of the shares reported as beneficially owned.

 (5) Mr. Miller disclaims beneficial ownership of an aggregate of 676,042 shares held in three separate trusts for the benefit of his spouse and children.

 (6) Dr. Riedl disclaims beneficial ownership of 4,947 shares held in trust for the benefit of his children.

 (7) Includes 31,770 shares held by Hummer Winblad Venture Partners III L.P.

 (8) Information is based on the Company's records as of October 27, 2000, the date on which Mr. Moser resigned from the Company. Prior to his resignation, Mr. Moser served as Chief Operating Officer.

 (9) Information is based on the Company's records as of November 15, 2000, the date on which Mr. Larsen resigned from the Company. Prior to his resignation, Mr. Larsen served as Senior Vice President of Marketing and Business Development.

(10) Does not include shares held by Mr. Moser and Mr. Larsen.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors and officers and stockholders who own more than 10% of a registered class of the Company's equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Based solely upon a review of Forms 3, 4 and 5 (and amendments thereto) furnished to the Company during or in respect of the fiscal year ended December 31, 2000, the Company is not aware of any director, executive officer or beneficial owner of more than 10% of the outstanding Common Stock who or which has not timely filed reports required by Section 16(a) of the Exchange Act during or in respect of such fiscal year except for (i) one late report on Form 3 filed by each of Ronald Juvonen, Alfred Loomis, III and Philip Timon with respect to initial share ownership, (ii) two late reports on Form 4 filed by Ronald Juvonen with respect to fourteen transactions, (iii) one late report on Form 4 filed by Alfred Loomis, III with respect to one transaction and (iii) one late report on Form 4 filed by Philip Timon with respect to two transactions.

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

SUMMARY COMPENSATION TABLE

     The following table sets forth information with respect to compensation we paid in 2000, 1999 and 1998 (as to some of the listed executive officers) for services to us by our chief executive officer and our six other highest-paid executive officers (two of whom, as noted below, ceased serving as executive officers during 2000) whose total salary and bonus for 2000 exceeded $100,000. We refer to these officers as our named executive officers in other parts of this proxy statement.

                                                                            LONG-TERM
                                                                           COMPENSATION
                                                                              AWARDS
                                                                        ------------------
                                                 ANNUAL COMPENSATION     NUMBER OF SHARES
                                                ---------------------    OF COMMON STOCK        ALL OTHER
         NAME AND POSITION(S)            YEAR   SALARY ($)   BONUS($)   UNDERLYING OPTIONS   COMPENSATION($)
         --------------------            ----   ----------   --------   ------------------   ---------------
Steven J. Snyder.......................  2000     160,000         --              --                 --
  President and Chief                    1999     150,000     40,000              --                 --
  Executive Officer                      1998     130,000     10,000              --                 --

Stephen Jacob..........................  2000     166,844     94,903(1)      100,000             33,891(8)
  Senior Vice President of               1999      96,250    122,629(1)      100,000             14,025(2)
  Field Operations

Thomas M. Donnelly.....................  2000     148,400         --          90,000                 --
  Senior Vice President of               1999     125,000     40,000          40,000                 --
  Finance and Administration and         1998      94,833     10,000          96,000                 --
  Chief Financial Officer

Steven VanTassel.......................  2000     147,500         --          75,000                 --
  Senior Vice President of Products      1999     140,000      7,500          20,000                 --
                                         1998      39,308         --          40,000                 --

Paul Bieganski.........................  2000     134,166         --           8,000                 --
  Chief Technical Officer                1999     122,500     10,000          40,000                 --
                                         1998     120,000     20,000              --              8,689(6)

George E. Moser(3).....................  2000     116,667     99,570(1)       70,000                 --
                                         1999     125,000    133,600(4)       10,000                 --
                                         1998     122,500     82,500(5)      140,000             50,000(6)

P. Stephen Larsen(3)...................  2000     142,548         --          10,000             93,851(7)
                                         1999     175,000     25,000              --                 --
                                         1998     175,000     23,500         140,000                 --

-------------------------
(1) Represents commissions.

(2) Represents car allowance.

(3) Mr. Moser and Mr. Larsen both resigned from the Company on October 27, 2000 and November 15, 2000, respectively. Prior to these resignations, Mr. Moser served as Chief Operating Officer and Mr. Larsen served as Senior Vice President of Marketing and Business Development.

(4) Includes commissions of $113,600.

(5) Includes commissions of $72,500.

(6) Consists of relocation expenses.

(7) Consists of $80,000 of severance payments and $13,851 in payment of accrued vacation.

(8) Includes $23,780 car allowance and $10,111 relocation expenses.

OPTION GRANTS IN LAST YEAR

     The following table sets forth each grant of stock options in 2000 to each of the named executive officers. We did not grant any stock appreciation rights during 2000. The exercise price of each option is equal to the fair market value of our Common Stock on the date the grant was approved by the compensation committee of our Board of Directors.

     The potential realizable values are net of the exercise prices and before taxes associated with the exercise, and are based on the assumption that our Common Stock appreciates at the annual rate shown from the date of the grant until the expiration of the ten-year option term. We have calculated these numbers based on the rules of the Securities and Exchange Commission and they do not represent our estimate or projection of future Common Stock prices. The amounts reflected in the table may not necessarily be achieved. The actual amount, if any, the executive officer may realize will depend upon the extent to which the stock price exceeds the exercise price of the options on the exercise date.

                                                      INDIVIDUAL GRANTS
                                    ------------------------------------------------------     POTENTIAL REALIZABLE
                                    NUMBER OF                                                    VALUE AT ASSUMED
                                    SECURITIES     PERCENT OF                                 ANNUAL RATES OF STOCK
                                    UNDERLYING    TOTAL OPTIONS                                 PRICE APPRECIATION
                                     OPTIONS       GRANTED TO      EXERCISE                      FOR OPTION TERM
                                     GRANTED      EMPLOYEES IN     PRICE PER    EXPIRATION    ----------------------
              NAME                   (#SH)(1)      2000(%)(2)      SHARE($)        DATE        5%($)        10%($)
              ----                  ----------    -------------    ---------    ----------     -----        ------
Steven J. Snyder................          --            --              --            --           --            --

Stephen Jacob...................     100,000          3.63            2.88       12/1/10      180,807       458,201

Thomas M. Donnelly..............      20,000          0.73           50.00       1/27/10      628,895     1,593,742
                                      70,000          2.54            2.88       12/1/10      126,565       320,741

Steven VanTassel................      20,000          0.73           50.00       1/27/10      628,895     1,593,742
                                      15,000          0.54           15.50        9/1/10      146,218       370,545
                                      40,000          1.45            2.88       12/1/10       72,323       183,280

Paul Bieganski..................       8,000          0.29           50.00       1/27/10      251,558       637,497

George E. Moser(3)..............      20,000          0.73           50.00       1/27/10      628,895     1,593,742
                                      50,000          1.81           15.50        9/1/10      487,393     1,235,150

P. Stephen Larsen(3)............      10,000          0.36           50.00       1/27/10      314,447       796,871

-------------------------
(1) Options granted under our 1996 Stock Plan are immediately exercisable for all the option shares, but any shares purchased under those options will be subject to repurchase by us at the original exercise price paid per share, upon the optionee's cessation of service, prior to the vesting of those shares. Options granted under our 1999 Equity Incentive Plan may be exercised only when, and to the extent, vested. Each of the options has a 10-year term, subject to earlier termination in the event of the optionee's cessation of service.

(2) Based on an aggregate of 2,286,903 options and 442,784 options granted to our employees during 2000 under our 1999 Equity Incentive Plan and our 2000 Stock Plan (which was adopted by the Board of Directors in April 2000), respectively.

(3) Mr. Moser and Mr. Larsen both resigned from the Company on October 27, 2000 and November 15, 2000, respectively. Prior to these resignations, Mr. Moser served as Chief Operating Officer and Mr. Larsen served as Senior Vice President of Marketing and Business Development.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND OPTION VALUES AT DECEMBER 31, 2000

     The following table provides information concerning each exercise of stock options during the last completed fiscal year by each of the named executive officers and the fiscal year-end number and value of unexercised options as of December 31, 2000 held by each of the named executive officers. The value realized on option exercises is calculated based on the fair market value per share of Common Stock on the date of exercise less the applicable exercise price.

                                                                   NUMBER OF               VALUE OF UNEXERCISED
                                                             SECURITIES UNDERLYING             IN-THE-MONEY
                                SHARES                      UNEXERCISED OPTIONS AT        OPTIONS AT DECEMBER 31,
                               ACQUIRED                     DECEMBER 31, 2000(#)(1)             2000($)(2)
                                  ON           VALUE      ---------------------------   ---------------------------
            NAME              EXERCISE(#)   REALIZED($)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
            ----              -----------   -----------   -----------   -------------   -----------   -------------
Steven J. Snyder............         --             --          --              --             --            --
Stephen Jacob...............         --             --      58,333         181,667             --            --
Paul Bieganski..............     35,000      1,296,250      73,965          50,335        104,279        45,940
Thomas M. Donnelly..........     46,000      1,674,400      50,415         129,585         35,548        25,392
Steven VanTassel............     25,292        446,823      11,060          98,648          2,797        19,579
George E. Moser(3)..........    100,000      1,556,250      68,331              --         86,082            --
P. Stephen Larsen(3)........    140,000      5,111,825       3,124              --             --            --

-------------------------
(1) Options granted under our 1996 Stock Plan are immediately exercisable for all the option shares, but any shares purchased under those options will be subject to repurchase by us at the original exercise price paid per share, upon the optionee's cessation of service, prior to the vesting of those shares. Options granted under our 1999 Equity Incentive Plan may be exercised only when, and to the extent, vested.

(2) The value of unexercised "in-the-money" options held at December 31, 2000 represents the total gain which would be realized if all of the "in-the-money" options held at December 31, 2000 were exercised, and is determined by multiplying the number of shares of Common Stock underlying the options by the difference between $2.0938, which was the closing price per share of our Common Stock on the Nasdaq National Market on December 31, 2000, and the applicable per share option exercise price. An option is "in-the-money" if the fair market value of the underlying shares exceeds the exercise price of the option.

(3) Mr. Moser and Mr. Larsen both resigned from the Company on October 27, 2000 and November 15, 2000, respectively. Prior to these resignations, Mr. Moser served as Chief Operating Officer and Mr. Larsen served as Senior Vice President of Marketing and Business Development.

CHANGE OF CONTROL ARRANGEMENTS/EMPLOYMENT AGREEMENTS

     Our 1999 Equity Incentive Plan, 1999 Non-Employee Director Plan and 2000 Stock Plan provide for accelerated vesting of the options to purchase shares of Common Stock held by any of our employees or directors in connection with certain changes in control of Net Perceptions. The accelerated vesting may be conditioned on the termination of the individual's employment following the change in control event.

     Some of our officers, including all of our executive officers, are eligible to participate in our Change in Control Severance Plan. Under the Change in Control Severance Plan, if an officer's employment is involuntarily terminated within 18 months after a change in control or the officer declines a position with the acquirer in a change in control, we will pay the officer severance benefits equal to six months of base salary.

     As described below under "Certain Relationships and Related Transactions," under the terms of a loan made to Thomas M. Donnelly, our Senior Vice President of Finance and Administration, Chief Financial

Officer and Secretary, all principal of and interest on the loan is automatically forgiven upon a change in control of the Company.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     None of the members of the compensation committee is currently or has been, at any time since our formation, one of our officers or employees. None of our executive officers serves as a member of the Board of Directors or compensation committee of any entity that has one or more executive officers serving as a member of our Board of Directors or compensation committee.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The compensation committee makes recommendations regarding the Company's stock plans and makes decisions concerning salaries and incentive compensation for officers and compensation policies for employees. Decisions made by the compensation committee are reported to the full Board of Directors.

COMPENSATION PHILOSOPHY

     The general philosophy of the Company's compensation program is to offer executive officers competitive compensation based both on the Company's performance and on the individual's contribution and performance. The Company's compensation policies are intended to motivate, reward and retain highly qualified executives for long-term strategic management and the enhancement of stockholder value, to support a performance-oriented environment that rewards achievement of specific internal Company goals and to attract and retain executives whose abilities are critical to the long-term success and competitiveness of the Company.

     The Company's executive compensation consists of three key components:

     - base salary,

     - annual cash bonuses, and

     - stock incentives.

     Each of these components is intended to complement the others and, taken together, to satisfy the Company's compensation objectives. The compensation committee's policies with respect to each of the three components, including the basis for the compensation awarded to Steven J. Snyder, the Company's chief executive officer, are discussed below.

BASE SALARY

     At the end of each year, the compensation committee reviews the base salary of the Company's chief executive officer and the recommendation of the chief executive officer with regard to the base salaries of the other executive officers of the Company. As part of this review, the compensation committee considers available national and industry survey data regarding salaries for comparable positions at comparably sized software and Internet companies to establish base salary ranges. The compensation committee then approves, with any modifications it deems appropriate, annual base salaries for each of the executive officers. Annual compensation changes, based on merit and market factors, take effect on February 1 of each year.

     In evaluating Dr. Snyder's performance and setting his salary, the compensation committee primarily considered the Company's achievement of its annual financial goals, including revenue growth and return on investment.

ANNUAL CASH BONUS COMPENSATION

     Annual cash bonuses for executive officers are intended to reflect the compensation committee's belief that a portion of the annual compensation of each executive officer should be contingent upon the performance of the Company, including revenue and earnings per share annual targets, as well as the individual contribution of each officer.

STOCK INCENTIVES

     The compensation committee meets with the chief executive officer at the beginning of each year to discuss the incentive compensation programs to be in effect for the year and the performance targets triggering awards under these programs. At the end of each year, the compensation committee meets to review performance and to make awards under these programs.

     The Company's executive officers are eligible to participate in the 1999 Equity Incentive Plan. The types of awards that may be made under the 1999 Equity Incentive Plan are options to purchase shares of Common Stock, stock appreciation rights, restricted shares and stock units. Both incentive stock options and non-qualified options may be granted under the 1999 Equity Incentive Plan. The exercise price for incentive stock options must be the fair market value of the Common Stock on the option grant date. The exercise price for non-qualified options must be at least 85% of the fair market value of the Common Stock on the option grant date. Options granted under the 1999 Equity Incentive Plan at the time of a new employee's hiring generally vest as to 25% of the shares in the first year and thereafter in equal monthly installments over the next three years. All other options granted under the 1999 Equity Incentive Plan vest in equal monthly installments over a four-year period.

     Under the Company's 2000 Stock Plan which was adopted by the Board of Directors in April 2000, non-qualified stock options may be granted to employees who are not officers. The options allow the holder to purchase shares of Common Stock at fair market value on the date of the grant. Stock options granted under the 2000 Stock Plan typically vest over four years and generally expire ten years from the date of grant.

     The options granted to the named executive officers in 2000 are shown in the table on page 9.

     The foregoing report is respectfully submitted by the compensation committee of the Board of Directors.

William Lansing
Ann L. Winblad

                             AUDIT COMMITTEE REPORT

     During 2000, the audit committee of the Company's Board of Directors was composed of the following non-employee directors: Douglas Burgum, William Lansing and Ann L. Winblad. All of the members of the audit committee are, and Mr. Burgum was, independent for purposes of the National Association of Securities Dealers listing standards. The audit committee operates under, and has the responsibility and authority set forth in, the written charter adopted by the Board of Directors, a copy of which is attached to this proxy statement as Appendix A. The audit committee recommends to the Board of Directors the appointment of the Company's independent accountants.

     Management is responsible for the Company's internal controls and the financial reporting process. The Company's independent accountants are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with generally accepted auditing standards and to issue a report thereon. The audit committee's responsibility is to monitor and oversee these processes.

     In this context, the audit committee has met and held discussions with management and the independent accountants. Management represented to the audit committee that the Company's consolidated financial statements were prepared in accordance with generally accepted accounting principles. The audit committee has reviewed and discussed the consolidated financial statements with management and the independent accountants. The audit committee discussed with the independent accountants matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees), as it may be modified or supplemented.

     The Company's independent accountants also provided to the audit committee the written disclosure required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). The audit committee discussed with the independent accountants the accounting firm's independence. The audit committee also considered whether non-audit services provided by the independent accountants during the last fiscal year were compatible with maintaining the independent accountants' independence.

     Based upon the audit committee's discussion with management and the independent accountants and the audit committee's review of the representations of management and the report of the independent accountants to the audit committee, the audit committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000 filed with the Securities and Exchange Commission.

     The foregoing report is respectfully submitted by the audit committee:

William Lansing
Ann L. Winblad

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     We have granted options to some of our directors and executive officers. Please refer to the information under the headings "Option Grants in Last Year" and "Stock Ownership of Certain Beneficial Owners and Management."

     In addition, in December 2000, Thomas M. Donnelly, our Senior Vice President of Finance and Administration, Chief Financial Officer and Secretary, entered into a full recourse secured promissory note and security agreement in favor of the Company in connection with a loan from the Company to Mr. Donnelly of up to $300,000 to be made to Mr. Donnelly solely to pay federal income tax owed by Mr. Donnelly as a result of his exercise in March 2000 of an option to purchase shares of Common Stock. The note accrues interest at 8% and is due and payable in 2004. For each year that Mr. Donnelly remains continuously employed by the Company, one-third of the original principal and accrued interest will be forgiven. If Mr. Donnelly's employment with the Company is involuntarily terminated (other than termination for cause by the Company) or there is a change in control of the Company, all of the principal and accrued interest outstanding on this note will be forgiven.

     We have also entered into an indemnification agreement with each of our officers and directors.

                  STOCKHOLDER RETURN PERFORMANCE PRESENTATION

     The following graph compares, for the period that the Company's Common Stock has been registered under Section 12 of the Securities Exchange Act (which commenced April 23, 1999), on a cumulative basis the percentage change in the total stockholder return on (i) our Common Stock, (ii) the Nasdaq Stock Computer and Data Processing Index and (iii) the J.P. Morgan H&Q Internet Index. The graph assumes that the value of an investment in our Common Stock and in each index was $100 on April 23, 1999 and that all dividends were reinvested. The stock price performance on the following graph is not necessarily indicative of future stock price performance.

     Notwithstanding anything to the contrary set forth in any of the Company's previous or future filings under the Securities Act or the Securities Exchange Act that might incorporate this document or future filings with the Securities and Exchange Commission, in whole or in part, the Stockholder Return Performance Presentation shall not be deemed to be incorporated by reference into any such filing.

[EDGAR PRESENTATION OF POINTS USED IN LINE GRAPH]

                                                                              NASDAQ STOCK COMPUTER       JPMORGAN H&Q INTERNET
                                                          NETP              AND DATA PROCESSING INDEX             INDEX
                                                          ----              -------------------------     ---------------------
Apr 99                                                   188.39                       95.78                       97.44
May 99                                                   121.43                       93.47                       82.02
Jun 99                                                   155.80                      104.99                       88.67
Jul 99                                                   113.84                       98.81                       78.21
Aug 99                                                   117.86                      104.05                       82.33
Sep 99                                                   122.32                      109.34                       91.14
Oct 99                                                   114.29                      117.57                      100.77
Nov 99                                                   269.64                      136.45                      127.01
Dec 99                                                   300.00                      183.86                      176.43
Jan 00                                                   346.88                      162.48                      165.42
Feb 00                                                   349.11                      192.39                      210.30
Mar 00                                                   263.84                      181.81                      184.28
Apr 00                                                   138.39                      139.40                      138.88
May 00                                                   106.25                      122.45                      116.84
Jun 00                                                   113.39                      148.56                      136.71
Jul 00                                                    85.71                      133.44                      128.17
Aug 00                                                   101.34                      150.39                      148.71
Sep 00                                                    33.71                      137.48                      131.51
Oct 00                                                    23.66                      125.79                      102.12
Nov 00                                                    20.09                       91.47                       74.30
Dec 00                                                    14.96                       85.06                       67.88

                                 PROPOSAL NO. 2
             RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

GENERAL

     The audit committee recommended that the Board of Directors appoint, and the Board of Directors has appointed, PricewaterhouseCoopers LLP as the Company's independent accountants for fiscal year 2001. The Board of Directors has directed that its appointment of PricewaterhouseCoopers LLP as the Company's independent accountants for fiscal year 2001 be submitted for ratification by the stockholders at the annual meeting. Stockholder ratification of the appointment of PricewaterhouseCoopers LLP as the Company's independent accountants for fiscal year 2001 is not required by the Bylaws or otherwise, but is being pursued as a matter of good corporate practice. If stockholders do not ratify the Board of Directors' appointment of PricewaterhouseCoopers LLP as the Company's independent accountants for fiscal year 2001, the Board of Directors will consider the matter at its next meeting. PricewaterhouseCoopers LLP has audited the Company's consolidated financial statements since the Company's inception in 1996. It is anticipated that one or more representatives of PricewaterhouseCoopers LLP will be present at the annual meeting with an opportunity to make a statement, if desired, and will be available to answer appropriate questions from stockholders who are present.

AUDIT FEES

     Audit fees billed or expected to be billed to the Company by PricewaterhouseCoopers LLP for the audit of the Company's financial statements for the fiscal year ended December 31, 2000 and for reviews of the Company's financial statements included in the Company's quarterly reports on Form 10-Q for such fiscal year totaled approximately $185,000.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

     There were no services provided by PricewaterhouseCoopers LLP to the Company for the design and implementation of financial information systems during the last fiscal year.

ALL OTHER FEES

     Fees billed or expected to be billed to the Company by PricewaterhouseCoopers LLP for all other non-audit services, including tax-related services, services related to the Company's acquisition of Knowledge Discovery One in February 2000 and the Company's underwritten public offering of common stock in March 2000, totaled approximately $550,000.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL NO. 2 TO RATIFY THE SELECTION OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY'S INDEPENDENT ACCOUNTANTS FOR FISCAL YEAR 2001.

                                 OTHER MATTERS

     The Board of Directors knows of no other items of business to be brought before the annual meeting other than as set forth above. If any other items of business should properly come before the annual meeting, it is the intention of the persons named in the enclosed proxy card to vote such proxies in accordance with their best judgment with regard to any such items. Discretionary authority for them to do so is contained in the enclosed proxy card.

                             STOCKHOLDER PROPOSALS

     Under the rules and regulations of the Securities and Exchange Commission, stockholder proposals intended to be presented in the Company's proxy statement and form of proxy for the 2002 annual meeting of stockholders, pursuant to Rule 14a-8 under the Securities Exchange Act of 1934 ("Rule 14a-8"), must be received at the principal executive offices of the Company no later than December 7, 2001 in order to be considered for inclusion in the Company's proxy statement for that meeting.

     Notice of a proposal by a stockholder intended to be submitted for a formal vote (other than proposals intended to be included in the Company's proxy statement and form of proxy pursuant to Rule 14a-8) at the 2002 annual meeting of stockholders will be considered untimely for purposes of Rule 14a-4(c)(1) (and the proxies designated by the Company for such meeting will have discretionary authority to vote with respect to any such proposal) if such notice is received after February 23, 2002. The Bylaws provide that the notice must be in writing to the secretary of the Company.

                          ANNUAL REPORT AND FORM 10-K

     The Company is sending, prior to or concurrently with this proxy statement, to all of its stockholders of record as of March 19, 2001, a copy of its Annual Report to Stockholders for the fiscal year ended December 31, 2000. The Annual Report to Stockholders contains a copy of the Company's Annual Report on Form 10-K (excluding exhibits) for the fiscal year ended December 31, 2000 filed with the Securities and Exchange Commission, which includes the Company's audited consolidated financial statements for the fiscal year ended December 31, 2000.

     A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2000 FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS AVAILABLE WITHOUT CHARGE UPON WRITTEN REQUEST BY ANY STOCKHOLDER TO NET PERCEPTIONS, INC., 7700 FRANCE AVENUE SOUTH, EDINA, MINNESOTA 55435, ATTENTION:
INVESTOR RELATIONS.

                                          By Order of the Board of Directors

                                          /s/ Thomas M. Donnelly
                                          Thomas M. Donnelly
                                          Secretary

April 6, 2001

                                                                      APPENDIX A

                              AMENDED AND RESTATED
                                 CHARTER OF THE
                                AUDIT COMMITTEE
                                     OF THE
                             BOARD OF DIRECTORS OF
                             NET PERCEPTIONS, INC.
                      AS ADOPTED BY THE BOARD OF DIRECTORS
                                ON MAY 31, 2000

I. AUTHORITY

     The Audit Committee (the "Committee") of the Board of Directors (the "Board") of Net Perceptions, Inc. (the "Corporation") has been established pursuant to Section 3.9 of the Corporation's Amended and Restated Bylaws and
Section 141(c) of the Delaware General Corporation Law (the "DGCL"). The Committee shall be comprised of three or more directors as determined from time to time by resolution of the Board. Consistent with the appointment of other Board committees, the members of the Committee shall be elected by the Board at the annual meeting of the Board or at such other time as may be determined by the Board. The Chairman of the Committee shall be designated by the Board, provided that if the Board does not so designate a Chairman, the members of the Committee, by majority vote, may designate a Chairman. The presence in person or by telephone of a majority of the Committee's members shall constitute a quorum for any meeting of the Committee. All actions of the Committee will require the vote of a majority of its members present at a meeting of the Committee at which a quorum is present; provided that the Committee may act by unanimous written consent in accordance with Section 141(f) of the DGCL.

II. PURPOSE OF THE COMMITTEE

     The Committee's purpose is to provide assistance to the Board in fulfilling its legal and fiduciary obligations with respect to matters involving the accounting, auditing, financial reporting and internal control functions of the Corporation and its subsidiaries.

     The Committee shall oversee the audit efforts of the Corporation's independent auditors and internal auditors and, in that regard, shall take such actions as it may deem necessary to satisfy itself that the Corporation's auditors are independent of management. It is the objective of the Committee to maintain free and open means of communications among the Board, the independent auditors, the internal auditors and the financial and senior management of the Corporation.

III. COMPOSITION OF THE COMMITTEE

     (a) Each member of the Committee shall be an "independent" director within the meaning of the Nasdaq rules and, as such, shall be free from any relationship that may interfere with the exercise of his or her independent judgment as a member of the Committee. Notwithstanding the foregoing, as permitted by the rules of Nasdaq, under exceptional and limited circumstances, one director who does not meet certain of the criteria for "independence" may be appointed to the Committee if the Board determines in its business judgment that membership on the Committee by such person is required by the best interests of the Corporation and its stockholders and the Corporation discloses in the annual proxy statement the nature of such person's relationship and the reasons for the Board's determination. All members of the Committee shall be financially literate at the time of their election to the Committee or shall become financially literate within a reasonable period of time after their appointment to the Committee. "Financial literacy" shall be determined by the Board in the exercise of its business judgment, and shall include a working familiarity with basic finance and accounting practices and an ability to read and understand fundamental financial statements. At least one member of the Committee shall have accounting or related financial management expertise, as such qualification may be determined in the business judgment of the Board. Committee members, if they or the Board deem it appropriate, may enhance their understanding of finance and accounting by participating in educational programs conducted by the Corporation or an outside consultant or firm.

     (b) The Committee shall ensure, as and to the extent required by the NASD Rules or the SEC Rules, that the Corporation provides Nasdaq with written confirmation regarding:

          (i) Any determination that the Board has made regarding the independence of the Committee members;

          (ii) The financial literacy of the Committee members;

          (iii) The determination that at least one of the Committee members has accounting or related financial management expertise; and

          (iv) The annual review and reassessment of the adequacy of the Committee's charter.

IV. MEETINGS OF THE COMMITTEE

     The Committee shall meet with such frequency and at such intervals as it shall determine is necessary to carry out its duties and responsibilities. The Chairman should work with the Chief Financial Officer and management to establish the agendas for Committee meetings. The Committee, in its discretion, may ask members of management or others to attend its meetings (or portions thereof) and to provide pertinent information as necessary. The Committee shall maintain minutes of its meetings and records relating to those meetings and the Committee's activities and provide copies of such minutes to the Board.

V. DUTIES AND RESPONSIBILITIES OF THE COMMITTEE

     In carrying out its duties and responsibilities, the Committee's policies and procedures should remain flexible, so that it may be in a position to best react or respond to changing circumstances or conditions. The Committee should review and reassess annually the adequacy of the Committee's charter. The charter must specify: (1) the scope of the Committee's responsibilities and how it carries out those responsibilities, (2) the ultimate accountability of the Corporation's independent auditors to the Board and the Committee, (3) the responsibility of the Committee and the Board for the selection, evaluation and, where appropriate, replacement of the Corporation's independent auditors, and
(4) that the Committee is responsible for ensuring that the Corporation's independent auditors submit on a periodic basis to the Committee a formal written statement delineating all relationships between the independent auditors and the Corporation and that the Committee is responsible for actively engaging in a dialogue with the independent auditors with respect to any disclosed relationships or services that may impact the objectivity and independence of the independent auditors and for recommending that the Board take appropriate action to ensure the independence of the independent auditors.

     While there is no "blueprint" to be followed by the Committee in carrying out its duties and responsibilities, the following should be considered within the authority of the Committee:

SELECTION AND EVALUATION OF AUDITORS

     (a) Make recommendations to the Board as to the selection of the firm of independent public accountants to audit the books and accounts of the Corporation and its subsidiaries, if any, for each fiscal year;

     (b) Review and approve the Corporation's independent auditors' annual engagement letter, if any, including the proposed fees contained therein;

     (c) Review the performance of the Corporation's independent auditors and make recommendations to the Board regarding the replacement or termination of the independent auditors when circumstances warrant;

     (d) Oversee the independence of the Corporation's independent auditors by, among other things:

        (i) requiring the independent auditors to deliver to the Committee on a periodic basis a formal written statement delineating all relationships between the independent auditors and the Corporation; and

        (ii) actively engaging in a dialogue with the independent auditors with respect to any disclosed relationships or services that may impact the objectivity and independence of the independent auditors and recommending that the Board take appropriate action to satisfy itself of the auditors' independence.

     (e) Instruct the Corporation's independent auditors that they are ultimately accountable to the Committee and the Board, and that the Committee and the Board are responsible for the selection (subject to stockholder ratification or approval if determined by the Board), evaluation and termination of the Corporation's independent auditors.

OVERSIGHT OF ANNUAL AUDIT AND QUARTERLY REVIEWS

     (a) Review and accept, if appropriate, the annual audit plan of the Corporation's independent auditors, including the scope of audit activities, and monitor such plan's progress and results during the year;

     (b) Confirm through private discussions with the Corporation's independent auditors and the Corporation's management that no management restrictions are being placed on the scope of the independent auditors' work;

     (c) Review the results of the year-end audit of the Corporation, including (as applicable):

        (i) the audit report, the published financial statements, the management representation letter, the "Memorandum Regarding
                Accounting Procedures and Internal Controls" or similar memorandum prepared by the Corporation's independent auditors, any other pertinent reports and management's responses concerning such memorandum;

        (ii) the qualitative judgments of the independent auditors about the appropriateness, not just the acceptability, of the accounting principles and financial disclosure practices used or proposed to be adopted by the Corporation and, particularly, about the degree of aggressiveness or conservatism of its accounting principles and underlying estimates;

        (iii) the methods used to account for significant unusual transactions;

        (iv) the effect of significant accounting policies in controversial or emerging areas for which there is a lack of authoritative guidance or consensus;

        (v) management's process for formulating sensitive accounting estimates and the reasonableness of these estimates;

        (vi)    significant recorded and unrecorded audit adjustments;

        (vii) any material accounting issues among management, the Corporation's internal auditing department and the independent auditors; and

        (viii) other matters required to be communicated to the Committee under generally accepted auditing standards, as amended, by the independent auditors.

     (d) Review with management and the Corporation's independent auditors such accounting policies (and changes therein) of the Corporation, including any financial reporting issues which could have a material impact on the Corporation's financial statements, as are deemed appropriate for review by the Committee prior to any interim or year-end filings with the SEC or other regulatory body; and

     (e) Confirm that the Corporation's interim financial statements included in Quarterly Reports on Form 10-Q have been reviewed by the Corporation's independent auditors.

OVERSIGHT OF FINANCIAL REPORTING PROCESS AND INTERNAL CONTROLS

     (a) Review the adequacy and effectiveness of the Corporation's accounting and internal control policies and procedures through inquiry and discussions with the Corporation's independent auditors and management of the Corporation;

     (b) Review with management the Corporation's administrative, operational and accounting internal controls, including controls and security of the computerized information systems, and evaluate whether the Corporation is operating in accordance with its prescribed policies, procedures and codes of conduct;

     (c) Review with management and the independent auditors any reportable conditions and material weaknesses, as defined by the American Institute of Certified Public Accountants, affecting internal controls;

     (d) Receive periodic reports from the Corporation's independent auditors and management of the Corporation to assess the impact on the Corporation of significant accounting or financial reporting developments proposed by the Financial Accounting Standards Board or the SEC or other regulatory body, or any other significant accounting or financial reporting related matters that may have a bearing on the Corporation; and

     (e) Establish and maintain free and open means of communication between and among the Board, the Committee, the Corporation's independent auditors, the Corporation's internal auditing department and management of the Corporation.

OTHER MATTERS

     (a) Meet annually with the Corporation's in-house counsel, and outside counsel when appropriate, to review legal and regulatory matters, including any matters that may have a material impact on the financial statements of the Corporation;

     (b) Commencing after December 15, 2000, prepare a report to be included in each annual proxy statement (or, if not previously provided during the fiscal year, any other proxy statement or consent statement relating to the election of directors) of the Corporation which states, among other things, whether:

        (i) the Committee has reviewed and discussed with management the audited financial statements to be included in the Corporation's Annual Report on Form 10-K;

        (ii) the Committee has discussed with the Corporation's independent auditors the matters that the auditors are required to discuss with the Committee by Statement on Auditing Standards No. 61 (as it may be modified or supplemented);

        (iii) the Committee has received the written disclosures and the letter from the Corporation's independent auditors required by Independence Standards Board Standard No. 1 (as may be modified or supplemented), and has discussed with the independent auditors their independence; and

        (iv)   based on the review and discussions described in subsections
               (i), (ii) and (iii) above, the Committee has recommended to the Board that the audited financial statements be included in the Corporation's Annual Report on Form 10-K for the last fiscal year for filing with the SEC.

     (c) Obtain from the independent auditors any information pursuant to
Section 10A of the Securities Exchange Act of 1934, as amended;

     (d) Conduct or authorize investigations into any matters within the Committee's scope of responsibilities, including retaining outside counsel or other consultants or experts for this purpose; and

     (e) Perform such additional activities, and consider such other matters, within the scope of its responsibilities, as the Committee or the Board deems necessary or appropriate.

With respect to its specific duties and responsibilities, the Committee should:

     (1) Report periodically to the Board on its activities, as appropriate;

     (2) Exercise reasonable diligence in gathering and considering all material information;

     (3) Understand and weigh alternative courses of conduct that may be available;

     (4) Focus on weighing the benefit versus harm to the Corporation and its stockholders when considering alternative recommendations or courses of action;

     (5) If the Committee deems it appropriate, secure independent expert advice and understand the expert's findings and the basis for such findings, including retaining independent counsel, accountants or others to assist the Committee in fulfilling its duties and responsibilities; and

     (6) Provide management, the Corporation's independent auditors and internal auditors with appropriate opportunities to meet privately with the Committee.

                                     * * *

     The Committee is not responsible for planning or conducting the audit or for determining whether the Corporation's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. Similarly, it is not the responsibility of the Committee to resolve disagreements, if any, between management and the independent auditors or to ensure that the Corporation complies with all laws and regulations.

                                 *************

                              NET PERCEPTIONS, INC.

                         ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 16, 2001



NET PERCEPTIONS, INC.
7700 FRANCE AVENUE SOUTH
EDINA, MINNESOTA 55435                                                     PROXY
--------------------------------------------------------------------------------
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR USE AT THE NET PERCEPTIONS, INC. 2001 ANNUAL MEETING ON MAY 16, 2001 OR ANY ADJOURNMENT(S) THEREOF.

The undersigned, having read the Notice of Annual Meeting of Stockholders and Proxy Statement dated April 6, 2001, receipt of which is hereby acknowledged, does hereby appoint and constitute John T. Roberts and Thomas M. Donnelly, and each or either of them, the attorneys and proxies of the undersigned, with full power of substitution to each, for and in the name of the undersigned to vote and act at the 2001 annual meeting of stockholders of Net Perceptions, Inc. (the "Company") to be held at the Wyndham Minneapolis Airport Hotel, 4460 West 78th Street Circle, Bloomington, Minnesota 55435, on Wednesday, May 16, 2001, at 10:00 a.m. and at any adjournment(s) thereof, with respect to all shares of Common Stock of the Company standing in the name of the undersigned or with respect to which the undersigned is entitled to vote or act, with all the powers that the undersigned would possess if personally present and acting, as directed on the reverse side of this card. In their discretion, the aforesaid proxies, and each or either of them, or their duly appointed substitute(s) as aforesaid, are authorized to vote upon any adjournment(s) of the annual meeting, for the election as a director of such substitute nominee(s) as the Company's Board of Directors may designate if any of the persons nominated for election as a director and named on the reverse side of this card is unable to serve or for good cause will not serve, and upon such other business as may properly come before the annual meeting or any adjournment(s) thereof and matters incident to the conduct of the annual meeting or any adjournment(s) thereof. This proxy revokes all prior proxies given by the undersigned.

              (IMPORTANT - TO BE SIGNED AND DATED ON REVERSE SIDE)


                       See reverse for voting instructions

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we've provided or return it to Shareowner Services(sm), P.O. Box 64873, St. Paul, MN 55164-0873.



                             + Please detach here +
--------------------------------------------------------------------------------

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1 AND 2.


1. Election of directors:   01 Steven J. Snyder      04 John T. Riedl
                            02 John F. Kennedy       05 Ann L. Winblad
                            03 William Lansing


[ ] VOTE For                [ ] VOTE Withheld
    all nominees                from all nominees
    (except as marked)

(INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ONE   -------------------------
OR MORE INDIVIDUAL NOMINEES, WRITE THE NUMBER(S) OF
THE NOMINEES IN THE BOX PROVIDED TO THE RIGHT.)        -------------------------


2. To ratify the appointment by the Board of Directors of PricewaterhouseCoopers LLP as the Company's independent public accountants for 2001.

[ ] For               [ ] Against           [ ] Abstain

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED ABOVE. IF NO DIRECTION IS MADE WITH RESPECT TO A PROPOSAL, THIS PROXY WILL BE VOTED WITH RESPECT TO SUCH PROPOSAL AS THE BOARD OF DIRECTORS RECOMMENDS, AND IN THE DISCRETION OF THE AFORESAID PROXIES, OR THEIR DULY APPOINTED SUBSTITUTE(S) AS AFORESAID, UPON ANY ADJOURNMENT(S) OF THE ANNUAL MEETING, FOR THE ELECTION AS A DIRECTOR OF SUCH SUBSTITUTE NOMINEE(S) AS THE COMPANY'S BOARD OF DIRECTORS MAY DESIGNATE IF ANY OF THE PERSONS NOMINATED FOR ELECTION AS A DIRECTOR AND NAMED ABOVE IS UNABLE TO SERVE OR FOR GOOD CAUSE WILL NOT SERVE, AND UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENT(S) THEREOF AND MATTERS INCIDENT TO THE CONDUCT OF THE ANNUAL MEETING OR ANY ADJOURNMENT(S) THEREOF.

Address Change? Mark Box [ ]
 Indicate changes below:



                                            Date: ___________________________



                                    --------------------------------------------


                                    --------------------------------------------

                                    Signature(s) in Box

                                    (if there are co-owners both must sign)

                                    IMPORTANT: Please sign exactly as your name appears hereon. When signing as attorney, executor, administrator, trustee, guardian, etc., give title as such. If joint account, each joint owner should sign. Please return your card in the postage-paid envelope provided.